UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600, San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Information

Reference is made to the disclosure contained in Item 8.01 of the Current Report on Form 8-K filed with the SEC on July 9, 2012, which disclosure is incorporated herein by reference, regarding the letter received by Ashford University from the Higher Learning Commission of the North Central Association of Colleges and Schools ("Higher Learning Commission") on June 25, 2012, concerning the requirement of Ashford University to demonstrate that it complies with the commission's jurisdictional requirements no later than December 1, 2012.

Reference is also made to the disclosure contained in Item 8.01 of the Current Report on Form 8-K filed with the SEC on July 13, 2012, which disclosure is incorporated herein by reference, regarding the letter received by Ashford University from the Higher Learning Commission on July 12, 2012, concerning (1) the placement of Ashford University on special monitoring status, (2) the requirement for Ashford University to submit a report to the commission demonstrating compliance with the commission's Criteria for Accreditation and Core Components no later than August 10, 2012, and (3) the requirement for Ashford University to host an advisory visit to occur no later than October 9, 2012.

Following Ashford University's receipt of these letters, the institution met with representatives of the Higher Learning Commission regarding the timing and components of becoming compliant with the commission's jurisdictional requirements in light of the institution's plans to reapply for initial accreditation with the Accrediting Commission for Senior Colleges and Universities of the Western Association of Schools and Colleges ("WASC"). The parties also discussed the timing of the advisory visit and the report demonstrating the institution's compliance with the Higher Learning Commission's accreditation criteria.

Subsequent to these discussions, on July 27, 2012, Ashford University received a letter from the Higher Learning Commission that contained the following modifications to the deadlines referenced above:

•
To ensure that Ashford University has sufficient time to prepare for the advisory visit while simultaneously providing information to the advisory visit team as soon as possible, Ashford University will be permitted to provide the report demonstrating compliance with the commission's Criteria for Accreditation and Core Components in two phases, with the first phase due by August 31, 2012, and the second phase due by September 21, 2012. Additionally, the advisory visit will be postponed to the week of October 22, 2012, provided that the visit date may need to be adjusted due to the respective schedules of the advisory visit team members.

•
With respect to the commission's jurisdictional requirements, Ashford University will be required to provide the commission with an implementation plan on or before December 1, 2012, that demonstrates how the institution will comply with the commission's policy on substantial presence in the event that a migration to WASC either will not occur or is significantly delayed. The Higher Learning Commission Board of Trustees ("HLC Board") will review the implementation plan at its February 2013 meeting to determine whether it is acceptable. If Ashford University is required to exercise the implementation plan, the institution must accomplish the move of its core operations to the 19-state north central region immediately after the anticipated June 2013 WASC decision.

If the HLC Board does not accept Ashford University's proposed implementation plan at its February 2013 meeting, the HLC Board may begin the process of reconsidering the institution's accreditation because it no longer meets the commission's jurisdictional requirements; this process could lead to withdrawal of accreditation and eligibility to participate in Title IV programs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridgepoint Education, Inc.

Date: July 31, 2012	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Senior Vice President, Secretary and General Counsel